Exhibit 99.3

Reconciliation of GAAP Financial Measures to Non-GAAP Financial
Measures for the Fiscal Year Ended December 1, 2001 Compared to the
Fiscal Year Ended December 2, 2000

Certain columns and/or percentages included in the following reconciliations may not foot or recalculate to the exact amounts presented as a result of rounding. All dollars presented below are stated in millions.

The Summary section on pages 27 to 28 of Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) of the 2002 Transition Report on Form 10-K (“2002 Form 10-K”) discussed the following non-GAAP financial measures:

	Operating Profit		Net Income

	2001	2000	2001	2000

GAAP	$236	$244	$170	$154
Forethought impairments for deterioration in credit markets	24		16
Unusual charges	32	3	21	2
Reversal of tax reserves			(26)

Non-GAAP	$292	$247	$181	$156

Change	$45		$25

Percentage change	18.2%		16.0%

The Net Revenues section on pages 28 to 29 of MD&A of the 2002 Form 10-K discussed the following non-GAAP financial measures:

			European Health
	Health Care Sales		Care Sales		European Therapy		Funeral Products		Funeral Insurance

	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000

GAAP net revenues	$809	$800	$134	$136	$35	$39	$613	$617	$346	$367
Foreign currency exchange	8		8		2
53rd week of 2000 revenues								(11)
Forethought net capital losses									30	1

Non-GAAP net revenues	$817	$800	$142	$136	$37	$39	$613	$606	$376	$368

Change	$17		$6		$(2)		$7		$8

Percentage change	2.1%		4.7%		-5.0%		1.2%		2.1%

The Operating Profit section on pages 29 to 30 of MD&A of the 2002 Form 10-K discussed the following non-GAAP financial measures:

	Health Care		Batesville Casket		Forethought

	2001	2000	2001	2000	2001	2000

GAAP operating profit (loss)	$146	$116	$154	$149	$(9)	$33
Unusual charges	19	(5)	2		10	1
Forethought impairments for deterioration in credit markets					24

Non-GAAP operating profit	$165	$111	$156	$149	$25	$34

Change	$54		$7		$(9)

Percentage change	48.6%		4.6%		-26.5%

2